EX-99.1.e
CERTIFICATE
     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Insured Municipal Income Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on January 8, 2010 as provided in Section 8.3 of the said Declaration, said Amendment to take effect on January 8, 2010, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 8th day of January, 2010.

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT
Dated: January 8, 2010
To be Effective: January 8, 2010
TO
MORGAN STANLEY INSURED MUNICIPAL INCOME TRUST
DECLARATION OF TRUST
DATED
MARCH 12, 1992

MORGAN STANLEY INSURED MUNICIPAL INCOME TRUST
AMENDMENT TO THE DECLARATION OF TRUST
WHEREAS, Morgan Stanley Insured Municipal Income Trust (the “Trust”) was established by the Declaration of Trust dated March 12, 1992, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;
WHEREAS, Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and
WHEREAS, the Trustees of the Trust have deemed it advisable to clarify the circumstances under which Shareholder approval is required for investment advisory and management contracts entered into by the Trustees;
NOW, THEREFORE:
I. Section 4.1 of the Declaration is hereby amended so that it shall read in its entirety as follows:
     Section 4.1. Investment Adviser. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine; provided, however, that such contract or contracts shall not be subject to approval by Shareholders where the party providing such services does so at cost or is not compensated. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.
II. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
III. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.
IV. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this instrument this 8th day of January, 2010.

/s/ Frank L. Bowman	/s/ Michael Bozic

Frank L. Bowman, as Trustee	Michael Bozic, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson

Kathleen A. Dennis, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns

James F. Higgins, as Trustee	Joseph J. Kearns, as Trustee
and not individually	and not individually
c/o Morgan Stanley Dean Witter Trust FSB	c/o Kearns & Associates LLC
Harborside Financial Center	PMB754, 23852 Pacific Coast Highway
Plaza Two	Malibu, CA 90265
Jersey City, New Jersey 07311

/s/ Michael F. Klein	/s/ Michael E. Nugent

Michael F. Klein, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid

W. Allen Reed, as Trustee	Fergus Reid, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

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